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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

          Date of Report (Date of earliest event reported) MAY 7, 1996

                            SARATOGA RESOURCES, INC.
             (Exact Name of registrant as specified in its charter)

                  DELAWARE            0-11498                76-0453392
         (State or jurisdiction     (Commission            (I.R.S. Employer
         of incorporation)          File Number)          Identification No.)

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2000 DAIRY ASHFORD, SUITE 410, HOUSTON, TX                            77077
(Address of principal executive offices)                            (Zip Code)

        Registrant's telephone number, including area code (713) 531-0022

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ITEM 2. ACQUISITION OR DISPOSITION OF ASSETS

DESCRIPTION OF THE TRANSACTION

         On May 7, 1996, Saratoga Resources, Inc., a Delaware corporation (the "Company" or the "Registrant") entered into an Agreement and related documents (the "Agreement") by and among the Company, Saratoga Resources, Inc., a Texas corporation ("Saratoga Texas"), Lobo Operating, Inc., a Texas corporation ("LOI"), Lobo Energy, Inc., a Texas corporation ("LEI"), (the Company, Saratoga Texas, LOI and LEI sometimes collectively referred to herein as the "Saratoga Companies"), Thomas F. Cooke ("Cooke"), Joseph T. Kaminski ("Kaminski"), Randall
F. Dryer ("Dryer"),; the Saratoga Companies, Cooke, Kaminski and Dryer sometimes referred to herein as the "Saratoga Parties"), PrimeEnergy Corporation, a Delaware corporation ("Prime"), and Internationale Nederlanden (U.S.)
Capital Corporation, a Delaware corporation ("ING").

          The Agreement provided for a Foreclosure Sale of a majority of the assets (the "Interests") of Saratoga Texas, LOI and LEI (Saratoga Texas, LOI and LEI sometimes collectively referred to herein as the "Saratoga Entities") to ING pursuant to ING's rights under that certain Credit Agreement and related documents (the "Credit Agreement") dated March 30, 1995, by and among the Company, Saratoga Texas, LEI and ING. Upon completion of the Foreclosure Sale on May 7, 1996, at which ING was the highest bidder, ING concurrently sold the Interests to PrimeEnergy Corporation, a Delaware corporation ("PrimeEnergy"), for cash consideration in the amount of $7,180,000 and additional consideration as provided in that certain Purchase and Sale Agreement dated May 7, 1996, by and between ING and PrimeEnergy.

         Upon receipt of the cash proceeds from the sale of the Interests by ING to PrimeEnergy, ING deposited approximately $5,500,000 with the Trustee, of which approximately $4,000,000 was set aside under that certain Disbursement Agreement dated May 7, 1996, for the settlement of outstanding vendor debt and other related liabilities of the Saratoga Companies . Upon the settlement of all such liabilities, the Company anticipates that there will be no liabilities going forward, other than those incurred since May 7, 1996, in the ordinary course of business.

BACKGROUND SUMMARY RELATED TO THE TRANSACTION

         The Company, Saratoga Texas, LEI and ING entered into the Credit Agreement to facilitate the acquisition by Saratoga Texas of the LEI assets previously owned by Peter P. Pickup. Under the terms of the Credit Agreement, ING established two credit facilities in favor of Saratoga Texas in the combined maximum principal amount of $19,000,000, subject to the borrowing base limitations set forth therein. All oil and gas properties (the "Properties") owned by the Saratoga Entities were pledged as collateral under the Credit Agreement and all obligations to ING were also guaranteed by the Company and all of its subsidiaries. Funds obtained from these credit facilities were anticipated to be used for the development of the Properties by the Company.

         Subsequent to entering into the Credit Agreement, the Company engaged Internationale Nederlanden (U.S.) Securities Corporation ("ING Securities"), a subsidiary of ING, to assist the Company in a private placement of Company stock. It was anticipated that funds raised from such private placement would enable the Company to meet its financial obligations under the Credit Agreement. The private placement efforts were not successful, with no private placement of Company stock being accomplished. Additionally, funds necessary for the development of the Properties were not provided by ING under the Credit Agreement.

         The failure of the private placement efforts combined with the lack of availability of funds necessary for the development of its Properties placed the Company in a severe financial crisis. In an attempt to salvage the maximum value of the Saratoga Companies for the benefit of the other creditors (the "Other Creditors") and the Company and its shareholders, the Saratoga Companies spent several months examining and pursuing various alternatives with respect to (i) the possible refinancing and/or restructuring of the debt of the Saratoga Companies, (ii) the sale of the Saratoga Companies or their underlying assets, and (iii) the prosecution or settlement of certain potential claims against ING.

Unable to meet its financial obligations under the Credit Agreement, the Company received notices of default from ING, whereupon ING threatened to foreclose its perfected first lien security interests in the Properties and Interests. At the same time the Company was receiving notices of default from ING, the Company was attempting to negotiate a transaction with PrimeEnergy involving either a merger of the two entities or a sale of the assets of the Saratoga Entities to PrimeEnergy. The situation with ING obviously complicated the Company's efforts with PrimeEnergy, as it had with other companies with which the Company had been involved in similar negotiations.

Facing what the Company believed to be an eminent foreclosure action by ING which would restrict the Company's objectives and its ability to consummate negotiations with PrimeEnergy, in April of 1996, the Saratoga Companies filed an Original Petition and Application for Injunctive Relief against ING and ING Securities, C96-399-D3 in the 341st Judicial District Court of Webb County, Texas . Subsequently , the Company and ING entered into discussions in an attempt to reach a final resolution of ING's rights under the Credit Agreement and the Company's asserted claims .

         In reviewing its options, the Company believed that the proceeds from a contested foreclosure by ING would be substantially less than the debt owed ING under the Credit Agreement, and that the Saratoga Companies would have no, or virtually no, assets, the Other Creditors of the Saratoga Companies would not be paid, and the stock of the Company would be worthless. Accordingly, exercising its best business judgment, the Company determined that the best (and in all probability the only) alternative available to the Saratoga Companies to preserve value for the Other Creditors, the Company and its shareholders was to consent, on its own behalf and as sole shareholder (directly or indirectly) of the Saratoga Entities, to the compromise and settlement of the claims against ING and ING Securities, and in connection therewith, the foreclosure by ING with respect to all of the assets of the Saratoga Entities, all in accordance with the terms and provisions of the Agreement dated May 7, 1996.

         The Board of Directors of the Company is in the process of re-evaluating its business plan going forward. Among the alternatives being considered are: (i) re-building the management team and continuing in the oil and gas business; (ii) entering into a business combination with one or more businesses, some of which are oil and gas companies and the remainder of which are in unrelated businesses; and (iii) various other potential alternatives. The Company has already begun a search for suitable business combination candidates.The Board intends to carefully evaluate all such alternatives before making a final recommendation of a business plan to the shareholders.

         The Company is required to hold a meeting of the shareholders as soon as practicable to ratify certain of the transactions set forth above. To hold such a meeting, the Company will be required to file with the Securities and Exchange Commission a proxy statement and mail such proxy statement to the shareholders in definitive form. It is required that the proxy statement be accompanied or preceded by an annual report including the Company's audited financial statements for the year ended December 31, 1995, which will be completed as soon as practicable. It is anticipated that, to the extent the Board has approved any material change in its business plan, such change will be submitted to the shareholders for approval or ratification.

ITEM 4. CHANGES IN REGISTRANT'S CERTIFYING ACCOUNTANT

COMPLIANCE WITH ITEM 304(a) OF REGULATION S-K, SECTION 229.304(a)

         By approval of the Board of Directors effective as of June 10, 1996, the Company has (i) retained the services of Hein + Associates LLP, 5075 Westheimer, Suite 970, Houston, Texas 77056, as principal accountant and auditor for the purpose of auditing the Company's financial statements and (ii) dismissed Ernst & Young LLP. Previously, Ernst & Young LLP served as the Company's principal accountant and auditor. This change has been occasioned after careful consideration by the Company, and as further explained under "Background" hereinbelow.

         The Company has not obtained an audit for the fiscal year ended December 31, 1995, because, until the establishment of the Disbursement Account by ING and the payment of various amounts owed to third parties by the Company under the Agreement, the Company did not have the funds necessary to pay for a completion of the audit.

         A copy of the "Independent Auditor's Report" (the "Report") dated
May 2, 1995, which was prepared by Ernst & Young LLP, was included in the Company's Form 10-KSB for the fiscal period from October 1, 1994 to December 31, 1994. The Report expressed doubt about the Company's ability to continue as a going concern based upon several factors as outlined in the Report: (i) the Company had incurred an operating loss for the transition period October 1 to December 31, 1994 and the year ended September 30, 1994 (ii) the Company had a working capital deficiency for said periods (iii) the Company projected an operating loss for the twelve months ending December 31, 1995, and (iv) the Company was not in compliance with certain covenants under a Credit Agreement with its principal lender.

         For the prior audited periods and subsequent unaudited periods, the Company is not aware of any material disagreements or reportable events with Ernst & Young LLP regarding accounting principles or practices, financial statement disclosure, or auditing scope or procedure.

BACKGROUND

         As set forth in Item 2 hereof, under the terms and provisions of the Agreement, a majority of the assets of the Saratoga Entities were ultimately acquired by PrimeEnergy on May 7, 1996. As a result, the Company has no, or virtually no, assets other than approximately $1,500,000 out of the $5,500,000 originally deposited by ING into Escrow. This represents a significant change for the Company. Previously, the Company had been actively engaged in the production and development of oil and gas properties. As such, the Company had been able to financially support the retention of Ernst & Young LLP as its principal accountant and auditor. Hein + Associates LLP has agreed to perform the audit for substantially lower fees than Ernst & Young LLP. Presently, the Company is in a position which requires it to make efficient use of its reduced financial resources in an attempt to maintain the Company as a viable business entity going forward.

Accordingly, the Company has determined that the cost required to continue to retain the services of such a large public accounting firm as Ernst & Young, LLP as the Company's principal accountant and auditor, giving due consideration to the Company's current financial and business affairs, would not be the most prudent use of Company assets.

ITEM 5. OTHER EVENTS

PENDING LITIGATION

         On May 13, 1996, the Company, along with two of its three directors, Thomas F. Cooke ("Cooke") and Randall F. Dryer ("Dryer"), filed a lawsuit (the "Company Lawsuit"), as amended, against the remaining director, Joseph T. Kaminski ("Kaminski") [Cause No. 96-05540, Saratoga Resources, Inc., Thomas F. Cooke and Randall F. Dryer v. Joseph T. Kaminski, 261st Judicial District Court, Travis County, Texas]. The Company has filed this lawsuit against Kaminski alleging fraud, breach of fiduciary duty, intentional and negligent misrepresentation.

         On May 13, 1996, at the same time the "Company Lawsuit" was being filed, Cooke and Dryer advised Kaminski that Kaminski was being terminated as President of Saratoga, Kaminski having previously been terminated as Chief Executive Officer of Saratoga by the Board of Directors on April 3, 1996. By action of the Board of Directors on May 21, 1996, Kaminski was dismissed for cause as President of Saratoga and its subsidiaries.

         On May 15, 1996, Kaminski filed a lawsuit (the "Kaminski Lawsuit"), as amended, against Cooke, Dryer, Dryer, Ltd. and the Company [Cause No. 96-24469, Joseph T. Kaminski v. Thomas F. Cooke, Randall F. Dryer, Saratoga Resources, Inc., and Dryer, Ltd., a Texas Family Partnership, 113th Judicial District Court, Harris County, Texas]. Kaminski has filed this lawsuit individually and derivatively as a shareholder of the Company and has alleged fraud, breach of fiduciary duty, gross negligence, slander and libel per se on the part of Cooke and Dryer individually and as directors of the Company.

         The Company continues to conduct its affairs in the ordinary course of business pursuant to the terms and provisions of an Agreed Temporary Injunction presented to the Court in the "Kaminski Lawsuit" on May 20, 1996.

         The "Company Lawsuit" and "Kaminski Lawsuit" are both in the early stages of development. While management of the Company believes at this time that neither lawsuit will have a material adverse effect on the Company, it is too early to make an accurate evaluation of potentially adverse effects, if any.

ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS

         (a) Financial statements of businesses acquired: NONE

         (b) Pro forma financial information:

         It would be impracticable for the Company to provide the required pro forma statements with this filing. The Company intends to file such statements by way of an amendment of this Form 8-K, such amendment anticipated to be filed with the Commission on or before August 15, 1996.

         (c)      Exhibits:

Documents filed as part of this report:

                  (1) Compromise and Settlement Agreement dated May 7, 1996, by and between Saratoga Resources, Inc., a Delaware corporation, Saratoga Resources, Inc., a Texas corporation, Lobo Operating, Inc., a Texas corporation, Lobo Energy, Inc., a Texas corporation, Thomas F. Cooke, Joseph T. Kaminski, Randall F. Dryer, and Internationale Nederlanden (U.S.) Capital Corporation.

                  (2) Purchase and Sale Agreement dated May 7, 1996, by and between Internationale Nederlanden (U.S.) Capital Corporation and PrimeEnergy Corporation.

                  (3) Assignment and Bill of Sale dated May 7, 1996, by and between Saratoga Resources, Inc., a Delaware corporation and PrimeEnergy Corporation.

                  (4)      Letter dated June 10, 1996, from Ernst & Young LLP.

                  (5)      Letter dated June 15, 1996, from Ernst & Young LLP.

                                   SIGNATURES

         Pursuant to the Requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                            Saratoga Resources, Inc.

Date: ___________________                   _________________________
                                            Thomas F. Cooke
                                            Chairman & CEO